UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/03/2009

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On February 5, 2009, Knoll, Inc. (the "Company") issued a press release reporting its financial results for the three-and twelve-month periods ended December 31, 2008. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company makes reference to non-GAAP financial measures in the attached press release. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 2.05.    Costs Associated with Exit or Disposal Activities

On February 3, 2009, the Company began implementing a workforce reduction, including both voluntary and involuntary layoffs, due to the weakening economy. The Company estimates that this restructuring will result in severance and related costs of approximately $8 million in the first half of 2009, of which approximately $6 million will be recognized in the first quarter of 2009.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 - Press Release, dated February 5, 2009, concerning financial results

The information in this report and the attached press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: February 05, 2009	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated February 5, 2009, concerning financial results